Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

HORIZON PERSONAL COMMUNICATIONS,	)
INC., an Ohio corporation, and BRIGHT	)
PERSONAL COMMUNICATIONS SERVICES,	)
LLC, an Ohio limited liability company,	)
)
Plaintiffs,	)
)
v.	)
)
SPRINT CORPORATION, a Kansas corporation,	)
WIRELESSCO L.P., a Delaware limited	)	Civil Action No. 1518-N
partnership, SPRINT SPECTRUM L.P., a	)
Delaware limited partnership, SPRINTCOM, INC.,	)
a Kansas corporation, and SPRINT	)
COMMUNICATIONS COMPANY L.P., a	)
Delaware limited partnership, NEXTEL	)
COMMUNICATIONS, INC., a Delaware	)
corporation, PHILLIECO L.P., a Delaware limited	)
partnership, and APC PCS LLC, a Delaware	)
limited liability company,	)
)
Defendants.	)

FINAL ORDER AND JUDGMENT

WHEREAS, Plaintiffs Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC (“Plaintiffs”), filed this action against Sprint Corporation (n/k/a/ Sprint Nextel Corporation), Wirelessco, L.P., Sprint Spectrum, L.P., Sprintcom, Inc., Sprint Communications Company L.P., Nextel Communications, Inc., Phillieco L.P. and APC PCS LLC (together “Sprint Nextel” or “Defendants”), seeking declaratory and permanent injunctive relief;

WHEREAS, the parties tried the action to this Court for ten days from January 9 to January 23, 2006;

WHEREAS, during the course of trial, Sprint Nextel committed to this Court and to Plaintiffs to refrain, for the duration of the parties’ Management Agreements, from taking certain actions (the “Operational Representations”), specifically that:

(a)                                  Sprint Nextel will not waive early termination fees for customers switching from Plaintiffs to Sprint Nextel iDEN service,

(b)                                 Sprint Nextel’s national business account representatives will offer either CDMA or iDEN products and services, not both, in Plaintiffs’ Service Areas and the representatives will not share customer information with each other, and

(c)                                  Sprint Nextel will not use bill inserts to entice Plaintiffs’ customers to become Sprint Nextel iDEN customers.

WHEREAS, during the course of trial, Sprint Nextel represented to this Court and to Plaintiffs that its intention is that any dual-mode phone offered by Sprint Nextel will direct voice and data traffic to the CDMA network and not the iDEN network,

WHEREAS, during the course of trial, Sprint Nextel made further commitments to this Court and to Plaintiffs regarding maintaining the confidentiality of Plaintiffs’ business information (the “Confidentiality Representations”), specifically that, for the duration of the parties’ Management Agreements, Sprint Nextel:

(a)                                  will keep Plaintiffs’ confidential information regarding network expansion, handset logistics and related forecasts, business forecasts and business accounts within Sprint Nextel’s Affiliate Group,

(b)                                 will keep Plaintiffs’ marketing and advertising campaign materials within the Affiliate Group or limit access to Sprint Nextel personnel with responsibilities only for the Affiliates,

(c)                                  will protect Plaintiffs’ billing information,

(d)                                 will restrict access to Plaintiffs’ network performance data, and

(e)                                  will prevent iDEN customer care representatives from having access to information about Plaintiffs’ customers.

WHEREAS, the parties submitted extensive post-trial briefs on which the Court held oral argument on April 4, 2006;

IT IS HEREBY FINALLY ORDERED, ADJUDGED AND DECREED, for the reasons stated in the Opinion of the Court dated August 4, 2006 (“Opinion”), that:

A.                                   Sprint Nextel will violate the implied duty of good faith and fair dealing if it offers iDEN products and services using the same Sprint brand and marks that Plaintiffs have used or are using in connection with their sale of Sprint PCS Products and Services (the “Sprint pcs brand and/or marks”) or a brand or mark confusingly similar to the Sprint pcs brand or marks in Plaintiffs’ Service Areas.  Sprint Nextel may re-brand the legacy Nextel stores in Plaintiffs’ Service Areas, but it must do so in a way that does not create a likelihood of confusion in the minds of consumers as to the sponsor of the store or which products and services are available in it, and it may not use the new Sprint logo.

B.                                     Within Plaintiffs’ Service Areas, Sprint Nextel and those acting in concert with it are enjoined from offering iDEN products and services that use the same or confusingly similar brands or marks as the Sprint pcs brand or marks; provided that Defendants are not enjoined or otherwise prohibited from conducting national advertising offering iDEN products and services that use the same or similar brands and marks as the Sprint pcs brands or marks, subject to appropriate disclaimers regarding availability in certain markets.

C.                                     Within Plaintiffs’ Service Areas, Sprint Nextel and those acting in concert with it are enjoined from re-branding the legacy Nextel stores with the new Sprint logo or the same or confusingly similar brands or marks as the Sprint pcs brand and marks.

D.                                    In light of Sprint Nextel’s Operational and Confidentiality Representations recited above, Plaintiffs’ claims and requests for relief against such future Sprint Nextel behavior are not ripe for adjudication and therefore are denied.  If, however, Sprint Nextel in the future breaches these representations, the Court will promptly entertain a request for appropriate relief.

E.                                      Plaintiffs’ claims for tortious interference and civil conspiracy against Nextel are hereby dismissed with prejudice.

F.                                      All other claims and requests for relief are dismissed and denied for the reasons stated in the Opinion.

G.                                     Each party shall bear its own costs and attorneys’ fees.

IT IS SO ORDERED this 7th day of September, 2006.

/s/Donald F. Parsons, Jr.
Vice Chancellor